                                 EXHIBIT h.(iv)

               Form of Amendment Number 4 to Amended and Restated
                        Administrative Services Agreement

                              AMENDMENT NUMBER 4 TO
                              AMENDED AND RESTATED
                        ADMINISTRATIVE SERVICES AGREEMENT

         The Amended and Restated Administrative Services Agreement between Hartford Life Insurance Company ("Company") and the Hartford HLS Funds dated September 30, 1998 (the "Agreement") is hereby amended to include Hartford Growth HLS Fund as an additional Fund. All provisions in the Agreement shall also apply to this addition.

         IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed on the ____ day of ______, 2001.

                                            HARTFORD SERIES FUND, INC.
                                            on behalf of:
                                            Hartford Growth HLS Fund

                                            By: _____________________________
                                                     David M. Znamierowski
                                                    President

                                            Hartford Life Insurance Company

                                            By:____________________________
                                                David M. Znamierowski
                                                 Senior Vice President